CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the incorporation by reference in this registration statement and prospectus of our reports dated January 30, 1995 (except with respect to the matter discussed in Note 16, as to which the date is March 7, 1995) included (or incorporated by reference) in Dole Food Company, Inc.'s Form 10-K for the year ended December 31, 1994 and to all references to our Firm included in this registration statement and prospectus.


                                 /s/ Arthur Andersen L.L.P.


Los Angeles, California
June 26, 1995